                      LETTERHEAD OF RUMSEY & HUCKABY, P.C.

                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the inclusion in this registration statement on Form S-1 of our report dated February 28, 1995, on our audits of the financial statements of Service Supply Systems, Inc. and Subsidiary for the years ended December 31, 1994, 1993 and 1992. We also consent to the reference to our firm under the caption "Experts."

/s/ Rumsey & Huckaby, P.C.

Cordele, Georgia
August 29, 1996